Exhibit 99.1

Four Corners Property Trust, Inc. Announces Second Quarter 2017 Earnings

MILL VALLEY, CA – August 2, 2017 / Business Wire – Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT) today announced financial results for the second quarter and six months ended June 30, 2017.

A supplemental financial and operating report that contains non-GAAP measures and other defined terms, along with this press release, has been posted to the investor relations section of the Company’s website at http://investors.fcpt.com/.

Q2 and Year to Date 2017 Highlights:

•	Second quarter net income attributable to common shareholders of $18.3 million, or $0.30 per diluted share, including a $3.3 million gain on the sale of an Olive Garden property. These results compared to net income of $14.8 million, or $0.25 per diluted share, for the same period in 2016.

On a year to date basis, the Company reported net income attributable to common shareholders of $33.8 million. After excluding the $3.3 million gain on sale in 2017 and the one-time, non-cash tax benefit of $80.4 million included in the 2016 results, the Company’s net income was $30.5 million, or $0.51 per diluted share for 2017, which compared to net income of $28.7 million, or $0.48 per diluted share, for the same period in 2016.

•	Second quarter GAAP rental income of $28.3 million, representing an increase of 8.2% when compared to the same period in 2016 and consisting of $25.9 million in cash rents and $2.4 million of straight-line rent adjustments.

•	Second quarter NAREIT-defined Funds from Operations (FFO) of $20.6 million, or $0.34 per diluted share, representing an increase of 1.6% in per diluted share results compared to the same period in 2016.

Year to date FFO of $41.6 million, or $0.69 per diluted share, representing an increase of 4.4% in per diluted share results compared to the same period in 2016.

•	Second quarter Adjusted Funds from Operations (AFFO) of $19.3 million, or $0.32 per diluted share, representing an increase of 4.2% in per diluted share results compared to the same period in 2016.

Year to date AFFO of $38.9 million, or $0.64 per diluted share, representing an increase of 6.3% in per diluted share results compared to the same period in 2016.

•	Second quarter general and administrative (G&A) expenses of $3.5 million including $0.7 million of non-cash, stock-based compensation.

Year to date cash G&A expenses (after excluding non-cash, stock-based compensation) were 10.0% of cash rental income, compared to 10.8% of cash rental income for the same period in 2016.

•	Declared regular dividend of $0.2425 per common share for the second quarter of 2017.

•	Acquired in the second quarter 23 restaurant properties in two transactions with a combined investment value of $51.1 million, at an initial weighted average cash yield of 7.0%, and a weighted average lease term of 20.0 years.

•	Sold an Olive Garden property in the second quarter for a gross sales price of $5.2 million, representing a 5.1% cash capitalization rate.

•	Issued 1,167,092 common shares in the second quarter via the Company’s At-The-Market (ATM) stock offering program. The shares were sold at a weighted average share price of $24.29, generating $28.3 million in gross proceeds, excluding brokerage and other issuance costs.

•	At quarter-end, FCPT had $525 million of outstanding debt, including $125 million of unsecured fixed rate notes that closed on June 7, 2017. FCPT was undrawn on its $350 million revolving credit facility, and had $81.3 million of available cash and cash equivalents.

Management Comments:

“June 30 marked the end of a full year with our acquisition team and processes, and we are quite pleased with the results. Over that period, we closed on over $160 million of acquisitions across 91 properties, with an average initial cash capitalization rate of 6.7% and 18 years of lease term,” said Bill Lenehan, Chief Executive Officer. “In the second quarter, we also executed on an inaugural investment grade note financing at an attractive long-term rate, and raised $28.3 million of gross proceeds under our ATM equity program. We ended the quarter well positioned to fund our acquisition strategy while maintaining a net debt to EBITDA level of 4.4x which is well below our targeted level of 5.5x to 6.0x.”

Real Estate Portfolio:

As of June 30, 2017, the Company’s rental portfolio consisted of 506 restaurant properties located in 44 states. The properties are 100% occupied under long-term, triple-net leases with a weighted average remaining lease term of approximately 13.4 years and an estimated portfolio weighted average EBITDAR to Lease Rent coverage of 4.7x.

Conference Call Information:

Company management will host a conference call and audio webcast on Thursday, August 3, 2017 at 11:00 am Eastern Time to discuss the results.

Interested parties can listen to the call via the following:

Internet: Go to http://dpregister.com/10110505 at least 15 minutes prior to start time of the call in order to register and to download any necessary audio software. Please note for those that register, the dial-in number will be provided upon registration.

Phone: 1-888-346-5243 (domestic) / 1-412-317-5120 (international). Participants not pre-registered must ask to be joined into the Four Corners Property Trust call.

Replay: Available through November 3, 2017 by dialing 1-877-344-7529 (domestic) / 1-412-317-0088 (international), Access Code 10110505.

About FCPT:

FCPT is a real estate investment trust primarily engaged in the acquisition and leasing of restaurant properties. The Company seeks to grow its portfolio by acquiring additional real estate to lease, on a triple-net basis, for use in the restaurant and related food services industry.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance; and expectations regarding the making of distributions and the payment of dividends. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.

Factors that could have a material adverse effect on the Company’s operations and future prospects or that could cause actual results to differ materially from the Company’s expectations are included in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2017.

Notice Regarding Non-GAAP Financial Measures:

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations section of our website.

Supplemental Materials and Website:

Supplemental materials on the Second Quarter 2017 operating results and other information on the Company are available on the investors relations section of FCPT’s website at www.investors.fcpt.com.

Four Corners Property Trust

Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental income	$28,327	$26,192	$56,091	$52,385
Restaurant revenues	4,826	4,701	9,766	9,560

Total revenues	33,153	30,893	65,857	61,945

Operating expenses:
General and administrative	3,459	2,508	6,316	5,826
Depreciation and amortization	5,426	5,101	10,829	10,288
Restaurant expenses	4,583	4,593	9,251	9,291
Interest expense	4,508	3,858	8,604	8,039

Total operating expenses	17,976	16,060	35,000	33,444

Other income	34	18	39	78
Realized gain on sale, net	3,291	—	3,291	—

Income before income tax	18,502	14,851	34,187	28,579
Income tax (expense) benefit (1)	(61)	(50)	(106)	80,506

Net income	18,441	14,801	34,081	109,085
Net income attributable to noncontrolling interest	(128)	—	(245)	—

Net Income Attributable to Common Shareholders	$18,313	$14,801	$33,836	$109,085

Basic net income per share	$0.30	$0.25	$0.56	$2.02
Diluted net income per share	$0.30	$0.25	$0.56	$1.84
Regular dividends declared per share	$0.2425	$0.2425	$0.4850	$0.4850
Weighted-average shares outstanding:
Basic	60,319,521	59,830,284	60,125,477	54,102,565
Diluted	60,430,606	59,844,059	60,215,050	59,271,807

(1)	The 2016 results include a $80.4 million income tax benefit which was principally the result of the reversal of deferred tax liabilities recognized in connection with the Company’s election to be taxed as a REIT.

Four Corners Property Trust

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2017
	(Unaudited)	December 31, 2016
ASSETS
Real estate investments:
Land	$441,035	$421,941
Buildings, equipment and improvements	1,098,306	1,055,624

Total real estate investments	1,539,341	1,477,565
Less: Accumulated depreciation	(589,913)	(583,307)

Total real estate investments, net	949,428	894,258
Real estate held for sale	1,691	—
Cash and cash equivalents	81,328	26,643
Deferred rent	16,389	11,594
Derivative assets	1,630	837
Other assets	3,827	3,819

Total Assets	$1,054,293	$937,151

LIABILITIES AND EQUITY
Liabilities:
Revolving facility ($350,000 available capacity)	$—	$45,000
Term loan ($400,000, net of deferred financing costs)	394,691	393,895
Unsecured notes ($125,000, net of deferred financing costs)	123,327	—
Dividends payable	14,820	14,519
Deferred rental revenue	8,228	7,974
Deferred tax liabilities	157	196
Other liabilities	4,932	5,450

Total liabilities	546,155	467,034

Equity:
Preferred stock, $0.0001 par value per share, 25,000,000 shares authorized, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value per share, 500,000,000 shares authorized, 61,193,753 and 59,923,557 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	6	6
Additional paid-in capital	468,933	438,864
Accumulated other comprehensive income	1,059	207
Noncontrolling interest	7,717	5,097
Retained earnings	30,423	25,943

Total equity	508,138	470,117

Total Liabilities and Equity	$1,054,293	$937,151

Four Corners Property Trust

FFO and AFFO

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Funds from operations (FFO):
Net income	$18,441	$14,801	$34,081	$109,085
Depreciation and amortization	5,426	5,101	10,829	10,288
Deferred tax benefit from REIT election	—	—	—	(80,409)
Realized gain on sales of real estate	(3,291)	—	(3,291)	—

FFO (as defined by NAREIT)	$20,576	$19,902	$41,619	$38,964

Non-cash stock-based compensation	704	429	1,198	742
Non-cash amortization of deferred financing costs	415	398	813	796
Other non-cash interest expense	11	55	63	435
Straight-line rent	(2,422)	(2,595)	(4,795)	(5,191)

Adjusted funds from operations (AFFO)	$19,284	$18,189	$38,898	$35,746

Fully diluted shares outstanding (1)	60,870,695	59,844,059	60,649,120	59,271,807

FFO per diluted share	$0.34	$0.33	$0.69	$0.66

AFFO per diluted share	$0.32	$0.30	$0.64	$0.60

(1)	Assumes the issuance of common shares for OP units held by non-controlling partners.